NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@AllianceData.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@AllianceData.com

ALLIANCE DATA’S CANADIAN LOYALTY BUSINESS SIGNS MULTI-YEAR AGREEMENT WITH LEADING
CAR RENTAL BRAND

Budget Rent A Car added to Alliance Data’s popular
Canadian loyalty program as sponsor and reward supplier

DALLAS, Texas (Dec. 14, 2006) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, marketing services and credit services, announced that Budget Rent A Car System, Inc. has signed a multi-year agreement to participate as a sponsor and reward supplier in Alliance Data’s Canadian AIR MILES® Reward Program.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 800 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise and more.

Under terms of the agreement, Budget, one of the world’s best-known car rental brands and a wholly-owned subsidiary of Avis Budget Group, Inc., will offer AIR MILES reward miles to its customers beginning January 2007 at participating Budget car and truck rental locations across Canada. Additionally, Budget will become a reward supplier in the Program whereby collectors can redeem miles for car rentals at nearly 300 Budget locations in Canada.

“The multi-year agreement with Budget reinforces the significance of the AIR MILES Reward Program to some of the world’s most recognized brands,” said Bryan Pearson, president of Alliance Data Loyalty Services. “We will continue to pursue our growth strategy by signing long-term contract renewals with existing sponsors and exploring new category and geographic opportunities in areas that further strengthen the coalition program and deliver results for all stakeholders.”

“We are pleased to have signed an agreement to be part of the AIR MILES Reward Program,” said William Boxberger, vice president and general manager of Avis Budget Car Rental of Canada. “With this in place we hope to enhance the value of every rental and give consumers one more reason to think of Budget for all their car and truck rental needs.”

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of transaction services, credit services, and loyalty and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services.  For more information about the company, visit its web site, www.AllianceData.com.

About Budget

Budget Rent A Car System, Inc. is the owner and franchiser of one of the world’s best-known car rental brands with more than 1,800 car rental locations in the U.S., Canada, Latin America, the Caribbean, Australia and New Zealand. The company also operates Budget Truck Rental and is a wholly owned subsidiary of Avis Budget Group, Inc. (NYSE: CAR). For further information, visit www.budget.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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